EXHIBIT 3

        Set forth below is a summary of acquisitions of beneficial ownership in the Shares of the Issuer by Phillip Frost, M.D., through his IRA account effected from January 27, 1995 through the date of this Amendment No. 2.

                  NUMBER OF SHARES      PRICE PER           TYPE OF
DATE                 ACQUIRED             SHARE             TRANSACTION

4/11/96                 100               10.87O    Open Market Transaction

4/12/96               4,900               10.87     Open Market Transaction